(e)(1)(i)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VP INTERMEDIATE BOND PORTFOLIO

and

ING FUNDS DISTRIBUTOR, LLC

Company

ING VP Intermediate Bond Portfolio